UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Aeolus Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

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AEOLUS PHARMACEUTICALS, INC.
23811 Inverness Place
Laguna Niguel, California 92677

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 27, 2007

TO THE STOCKHOLDERS OF AEOLUS PHARMACEUTICALS, INC.:

The Annual Meeting of Stockholders of Aeolus Pharmaceuticals, Inc. (the “Company”) will be held at the offices of Lowenstein Sandler, PC at 1251 Avenue of Americas, New York, New York, on Tuesday, March 27, 2007 at 12:00 p.m. (Eastern Time), for the following purposes:

1.	To elect a board of seven directors;

2.
To ratify the appointment by the Audit Committee of the Board of Directors of Haskell & White LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending September 30, 2007;

3.	To amend the Company’s 2004 Stock Option Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance from 2,000,000 shares to 5,000,000 shares; and

4.	To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

These items are more fully described in the attached proxy statement.

The Board of Directors has fixed the close of business on January 29, 2007, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. A list of stockholders of Aeolus entitled to vote at the meeting will be available for examination by a stockholder at Aeolus’ offices for the ten days prior to the meeting during normal business hours. All such stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote your proxy as promptly as possible. Any stockholder attending the meeting may vote in person, even if such stockholder returned a proxy.

Aeolus’ proxy statement and proxy are enclosed along with Aeolus’ Annual Report to Stockholders for the fiscal year ended September 30, 2006.

IMPORTANT—YOUR PROXY IS ENCLOSED

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE
YOUR PROXY ACCORDING TO THE INSTRUCTIONS ON THE PROXY CARD.

By Order of the Board of Directors,

By:	/s/ Michael P. McManus
Chief Financial Officer,
Treasurer and Secretary

Laguna Niguel, California

Date: January 31, 2007

AEOLUS PHARMACEUTICALS, INC.
23811 Inverness Place
Laguna Niguel, California 92677

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MARCH 27, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

Proxies are being solicited by the Board of Directors of Aeolus Pharmaceuticals, Inc., a Delaware corporation (“Aeolus” or the “Company”), for use at Aeolus’ 2007 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Lowenstein Sandler, PC at 1251 Avenue of Americas, New York, New York, on Tuesday, March 27, 2007 at 12:00 p.m. Eastern Time and any adjournments or postponements thereof. The cost of soliciting proxies will be borne by Aeolus. In addition to solicitation of proxies by mail, employees and consultants of Aeolus, without extra remuneration, may solicit proxies personally or by telephone. Aeolus will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of the principal executive offices of Aeolus is 23811 Inverness Place, Laguna Niguel, California 92677. Copies of this proxy statement and accompanying proxy card are being mailed to stockholders on or about January 31, 2007.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before it is voted by giving a later proxy or written notice to Aeolus (Attention: Michael P. McManus, Secretary), or by attending the Annual Meeting and voting in person.

Voting

When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

    1.  FOR the election of the seven nominees for director identified below;

    2.  FOR the ratification of the appointment by the Audit Committee of the Board of Directors of Haskell & White LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending September 30, 2007;

3.	FOR the amendment of the Company’s 2004 Stock Option Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance from 2,000,000 shares to 5,000,000 shares; and

4.	In the discretion of the proxies with respect to any other matters properly brought before the stockholders at the Annual Meeting.

Record Date

Only the holders of record of the Company’s common stock (the “Common Stock”) and Series B Convertible Preferred Stock (the “Series B Preferred”) at the close of business on the record date, January 29, 2007 (the “Record Date”), are entitled to notice of and to vote at the meeting. However, pursuant to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), the holders of the Series B Preferred are not entitled to vote on Proposal 1, Proposal 2 or Proposal 3. On the Record Date, 29,286,082 shares of Common Stock and 475,087 shares of Series B Preferred were outstanding. Each holder of Common Stock as of the Record Date will be entitled to one vote on each proposal for each share of Common Stock held as of such date. Each holder of Series B Preferred as of the Record Date shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred were convertible on the Record Date, at the then current conversion value as determined pursuant to the Charter, which results in one vote per share of Series B Preferred outstanding at the close of business on January 29, 2007. As a result, 29,286,082 shares may be cast at the Annual Meeting on Proposal 1, Proposal 2 and Proposal 3, and a total of 29,761,169 votes may be cast by all stockholders at the Annual Meeting on other matters properly brought before the stockholders at the Annual Meeting, if any.

Vote Required

The required quorum for the transaction of business at the Annual Meeting is a majority of the Company’s capital stock issued and outstanding on the Record Date and entitled to be voted at the meeting, present in person or represented by proxy. Votes withheld from any voting will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will be excluded from the vote on any proposal. On Proposal 1, the seven nominees for director receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the meeting shall be elected as directors of Aeolus. On Proposal 2, the affirmative vote of the holders of a majority of the shares of Aeolus’ capital stock present or represented and voting on the proposal at the meeting is required for approval. On Proposal 3, the affirmative vote of the holders of a majority of the shares of Aeolus’ capital stock present or represented and voting on the proposal at the meeting is required for approval.

Abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on the proposals at the meeting. Accordingly, abstentions will not have any effect for purposes of the election of directors and will have the same effect as votes against the other proposals.

In a 1988 case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted. The Company intends to treat broker non-votes in this manner. Accordingly, broker non-votes with respect to any proposal will therefore not be considered represented and voting and, accordingly, will not affect the determination as to whether the requisite vote has been obtained to approve a proposal.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Nominees

Aeolus’ Bylaws provide that the number of directors constituting the Board of Directors shall be no less than one nor greater than seven. The Board currently consists of seven members. For as long as it owns more than 20% of Aeolus’ outstanding common stock, on an as converted to Common Stock and fully diluted basis, Goodnow Capital, L.L.C. has the right to appoint up to two directors to the Board, pursuant to the terms of the purchase agreement with the Company. David C. Cavalier, a director standing for re-election, is President of Goodnow Capital. Xmark Asset Management, LLC, one of the Company’s primary stockholders, is the sole manager of Goodnow Capital and possesses sole power to vote and direct the disposition of all securities of the Company held by Goodnow Capital. The Board has recommended that the seven individuals set forth below be elected to the Board.

The directors being elected at the Annual Meeting are to serve for one year, each until the election and qualification of his successor, or until his earlier death, removal or resignation. It is intended that proxies will be voted FOR all of the nominees named below. If any nominee is unable or declines to serve as a director at the time of the meeting, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors. Each nominee listed below has agreed to serve as a director if elected. None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of Aeolus.

Name of Nominee	Age as of January 29, 2007	Director Since
David C. Cavalier	37	April 2004
John M. Farah, Jr., Ph.D.	54	October 2005
Joseph J. Krivulka	54	June 2004
Amit Kumar, Ph.D.	42	June 2004
Michael E. Lewis, Ph.D.	55	June 2004
Chris A. Rallis.	53	June 2004
Peter D. Suzdak, Ph.D.	48	June 2004

David C. Cavalier has been the Chairman of our Board since April 30, 2004. Since 2001, he has been a Principal and the Chief Operating Officer of a family of private investment funds affiliated with Xmark Asset Management, LLC and Xmark Opportunity Partners, LLC. From 1995 to 1996, Mr. Cavalier worked for Tiger Real Estate, a $785 million private investment fund sponsored by Tiger Management Corporation. Mr. Cavalier began his career in 1994 in the Investment Banking Division of Goldman, Sachs & Co. working on debt and equity offerings for public and private real estate companies. He received a B.A. from Yale University and an M.Phil. from Oxford University.

John M. Farah, Jr., Ph.D. is Vice President, Intercontinental Region of International Pharmaceutical Operations for Cephalon, Inc. Dr. Farah joined Cephalon in 1992 to manage technology requirements and collaborations for the research and development organization. He then served in several roles with increasing responsibilities in scientific affairs, managing biotech research partnerships, product licensing and academic collaborations. In 1998, Dr. Farah was promoted to senior director and, in 2001, vice president of worldwide business development responsible for promoting and negotiating R&D and commercial alliances with multinational and regional pharmaceutical firms. In 2003, Dr. Farah was appointed head of worldwide product export, and in 2006 he became responsible for strategic growth and commercial success of Cephalon in Latin America, Japan and former commonwealth countries. Prior to joining Cephalon, Dr. Farah was a research investigator at GD Searle and served as a postdoctoral fellow at the National Institutes of Health. He received his Doctorate in physiology in 1985 from the Uniformed Services University in Bethesda, Maryland. He also received a B.S. degree in Zoology from the University of Maryland and a B.H.A. degree from New College of California in San Francisco.

Joseph J. Krivulka is the founder of Triax Pharmaceuticals, LLC and has served as its President since November 2004. He also co-founded Reliant Pharmaceuticals, LLC and served as its President from 1999 until 2004. Mr. Krivulka has more than 25 years of experience in the pharmaceutical industry and was formerly Chief Executive Officer of Bertek, Inc., a subsidiary of Mylan Laboratories Inc., and Corporate Vice President of Mylan Laboratories. He has extensive expertise in product launches, reformulation and line extensions, clinical development, and manufacturing. He successfully brought to market numerous branded products and managed Mylan’s entry into the branded pharmaceutical business, with the acquisition of several pharmaceutical companies. Dr. Krivulka is a member of the board of directors of Nektar Therapeutics, a publicly-held pharmaceutical company.

Amit Kumar, Ph.D. has been President and Chief Executive Officer of CombiMatrix Corporation since September 2001 and has been a director of CombiMatrix since September 2000. Previously, Dr. Kumar was Vice President of Life Sciences of Acacia Research Corp. From January 1999 to February 2000, Dr. Kumar was the founding President and CEO of Signature BioSciences, Inc., a life science company developing technology for advanced research in genomics, proteomics and drug discovery. From January 1998 to December 1999, Dr. Kumar was an Entrepreneur in Residence with Oak Investment Partners, a venture capital firm. From October 1996 to January 1998, Dr. Kumar was a Senior Manager at Idexx Laboratories, Inc., a biotechnology company. From October 1993 to September 1996, he was Head of Research & Development for Idetek Corporation, which was later acquired by Idexx Laboratories, Inc. Dr. Kumar received his B.S. in Chemistry from Occidental College. After joint studies at Stanford University and the California Institute of Technology, he received his Ph.D. from the California Institute of Technology in 1991. He also completed a post-doctoral fellowship at Harvard University from 1991 to 1993. Dr. Kumar is also a member of the board of directors of Acacia Research Corporation, a publicly-held biotechnology company.

Michael E. Lewis, Ph.D. has been President of BioDiligence Partners, Inc., a private consulting firm, since 1994. He co-founded Cara Therapeutics Inc., a privately-held biopharmaceutical company, and has served as a director and Chief Scientific Advisor of Cara since 2004. He has also served as a director of Polymedix, Inc., a publicly-held biotechnology company, since 2003. Dr. Lewis co-founded Arena Pharmaceuticals, Inc. in 1997, and was a director until 2000 and Arena’s Chief Scientific Advisor until 2003. He also co-founded Adolor Corporation in 1994 and served as its Chief Scientific Advisor until 1997. Dr. Lewis was Vice President of Research at Symphony Pharmaceuticals, Inc. from 1993 to 1994. He also co-founded Cephalon, Inc., where he served as Senior Scientist, Director of Pharmacology, and Senior Director of Scientific Affairs, between 1988 and 1993. Prior to that, Dr. Lewis was a Principal Investigator at E.I. DuPont de Nemours & Co., Inc. from 1985 to 1987. Dr. Lewis received a B.A. with Special Honors in Psychology from George Washington University, and an M.A. and Ph.D. in Psychology from Clark University, followed by postdoctoral training in neurosciences at the University of Cambridge, the National Institutes of Health, and the University of Michigan.

Chris A. Rallis has been the President and Chief Executive Officer of ImmunoBiosciences, Inc. (“IBI”), a vaccine technology company located in Raleigh, North Carolina since April 2006. Prior to joining IBI, Mr. Rallis served as an executive in residence (part time) for Pappas Ventures, a life sciences venture capital firm and as a consultant for Duke University and Panacos Pharmaceuticals, Inc. Mr. Rallis is the former President and Chief Operating Officer and director of Triangle Pharmaceuticals, Inc., which was acquired by Gilead Sciences in January 2003 for approximately $465 million. Prior to assuming the role of President and COO in March 2000, he was Executive Vice President, Business Development and General Counsel. While at Triangle, Mr. Rallis participated in 11 equity financings generating gross proceeds of approximately $500 million. He was also primarily responsible for all business development activities which included a worldwide alliance with Abbott Laboratories and the in-licensing of ten compounds. Before joining Triangle in 1995, Mr. Rallis served in various business development and legal management roles with Burroughs Wellcome Co. over a 13-year period, including Vice President of Strategic Planning and Business Development. Mr. Rallis also serves on the board of Salisbury School, a private secondary school in Salisbury, Connecticut. Mr. Rallis received his A.B. degree in economics from Harvard College and a J.D. from Duke University.

Peter D. Suzdak, Ph.D. is a research and development executive with more than 19 years experience in U.S. and European pharmaceutical companies. Dr. Suzdak is currently President, Chief Executive Officer and founder of Cardioxyl Pharmaceuticals. Prior to joining Cardioxyl in 2006, Dr. Suzdak was President, Chief Executive Officer and co-founder of Artesian Therapeutics, Inc. and raised $15 million in venture capital financing and advanced two lead drug discovery programs from idea stage to clinical candidate selection stage. In October 2005, Artesian Therapeutics was acquired by Cardiome Pharma. Prior to joining Artesian Therapeutics, Dr. Suzdak was most recently at Guilford Pharmaceuticals, Inc. from 1995 to 2002. During his tenure as Vice President of Research, then Senior Vice President of Research and Development, Dr. Suzdak was responsible for all pharmaceuticals drug discovery, preclinical development and clinical development at Guilford. Dr. Suzdak was responsible for establishing an integrated drug discovery and development function at Guilford and building an extensive technology and intellectual property platform around multiple novel biological targets. Prior to joining Guilford, Dr. Suzdak held various positions at Novo-Nordisk A/S in Copenhagen, Denmark from 1988 to 1995, including Director of Neurobiology Research. Dr. Suzdak was involved in multiple drug discovery and development collaborations with major pharmaceutical companies in the U.S. and Europe, including Abbott which resulted in the successful discovery, clinical development, approval and marketing of the novel anti-epileptic Gabatril®. Prior thereto, Dr. Suzdak was a Pharmacology Research Associate in the Clinical Neuroscience Branch of the National Institute of Mental Health in Bethesda, in the laboratory of Dr. Steven M. Paul, from 1985 to 1988. Dr. Suzdak received his Ph.D. in Pharmacology from the University of Connecticut and a B.S. in Pharmacy from St. Johns University.

Information Concerning the Board of Directors and its Committees

The business of Aeolus is under the general management of the Board of Directors, as provided by the laws of Delaware and the Bylaws of Aeolus. During the fiscal year ended September 30, 2006, the Board of Directors held ten formal meetings, excluding actions by unanimous written consent. Each member of the Board attended at least 75% of the fiscal 2006 meetings of the Board of Directors and Board committees of which he was a member other than Mr. Krivulka.  After review of all relevant transactions or relationships between each director, or any of his family members, and the Company, the Company’s senior management and its independent registered public accounting firm, the Board of Directors has affirmatively determined that all of the Company’s directors are independent directors within the meaning of the applicable Nasdaq Stock Market, Inc. (“Nasdaq”) listing standards, as currently in effect.

The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee currently consists of Mr. Cavalier, Chairman, Dr. Kumar and Mr. Rallis. During fiscal 2006, the Audit Committee held five formal meetings and met with Aeolus’ independent registered public accounting firm prior to the release of financial results for the first three quarters of fiscal 2006. The Audit Committee reviews the results and scope of the audit and other services provided by Aeolus’ independent registered public accounting firm. The Audit Committee has adopted a written charter, a copy of which is attached as Appendix A to this proxy statement. The Board of Directors has determined that Mr. Cavalier is an “audit committee financial expert,” as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission (“Regulation S-K”). The Board of Directors has determined that all of the members of the Audit Committee other than Mr. Cavalier meet the Nasdaq Audit Committee independence standards, as currently in effect.

The Compensation Committee currently consists of Mr. Cavalier, Chairman, Mr. Krivulka and Dr. Suzdak. During fiscal 2006, the Compensation Committee did not hold any formal meetings. The Compensation Committee makes recommendations to the Board of Directors regarding salaries and incentive compensation for officers of Aeolus, and determines the amount and type of equity incentives granted to participants in Aeolus’ 2004 Stock Option Plan, as amended (the “Plan”).

The Board does not have a standing nominating committee. The Board does not believe a nominating committee is necessary based on Aeolus’ size and the beneficial ownership by Goodnow Capital, L.L.C. and its affiliates, and Efficacy Biotech Master Lund Ltd. (“Efficacy”), of more than 75% of the Company’s outstanding common stock. The Board will consider establishing a nominating committee at the appropriate time.

The entire Board of Directors participates in the consideration of director nominees. To date, the Board of Directors has not formally established any criteria for Board membership. Candidates for director nominees are reviewed in the context of the current composition of the Board, the Company’s operating requirements and the long-term interests of its stockholders. In conducting this assessment, the Board of Directors considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Board has not established a formal process for stockholders to send communications, including director nominations, to the Board; however, the names of all directors are available to stockholders in this proxy statement and on Aeolus’ web site at www.aeoluspharma.com. If Aeolus receives any security holder communication for an independent director, Aeolus will relay it to the independent director. Director nominations submitted by a stockholder will be considered by the full Board. The Board of Directors believes that the Company currently has in place adequate methods for receiving communications from its stockholders. Any stockholder may send a communication to any member of the Board of Directors, in care of the Company’s address, at 23811 Inverness Place, Laguna Niguel, California 92677 (Attention: Corporate Secretary). The Company will forward any such communication to the Board member.

Code of Ethics

The Company has a Code of Ethics that applies to its Chief Executive Officer, senior financial officers, controller and other similar employees. The purpose of the Code of Ethics is to provide written standards that are reasonably designed to promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports and documents filed with the SEC and other public communications by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Code of Ethics; and accountability for adherence to the Code of Ethics; and to deter wrongdoing. A copy of the Company’s Code of Ethics can be obtained from the Company’s website at www.aeoluspharma.com.

Aeolus does not have a policy with regard to Board members’ attendance at annual meetings. At the Company’s 2006 Annual Meeting of Stockholders, all of the directors standing for election were in attendance.

The Board of Directors has approved and recommends that stockholders vote “FOR” the election of the seven nominees listed above.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the ownership of shares of Aeolus’ Common Stock and Series B Preferred as of the close of business on the Record Date by

•	each person known by Aeolus to beneficially own more than 5% of the outstanding shares of each class of the Company’s stock;
•	each of Aeolus’ directors;
•	each of Aeolus’ Named Executive Officers (as defined under “Executive Compensation” below); and
•	all of Aeolus’ directors and executive officers as a group.

	Preferred Stock		Common Stock
Identity of Owner or Group (1)(2)	Beneficially Owned	Percentage Owned(3)	Beneficially Owned		Percentage Owned(4)

Directors:
David C. Cavalier	-	-	15,972,333	(5)	50.7%
John M. Farah, Jr., Ph.D. (6)	-	-	32,591		*
Joseph J. Krivulka (6)	-	-	55,889		*
Amit Kumar, Ph.D. (6)	-	-	55,889		*
Michael E. Lewis, Ph.D. (6)	-	-	55,889		*
Chris A. Rallis (6)	-	-	55,889		*
Peter D. Suzdak, Ph.D. (6)	-	-	55,889		*

Named Executive Officers:
Elaine Alexander, M.D. (6)	-	-	70,000		*
Brain Day, Ph.D. (7)	-	-	93,811		*
John L. McManus (8)	-	-	311,667		1.1%
Michael P. McManus (9)	-	-	79,850		*
Richard P. Burgoon, Jr. (10)	-	-	269,250		*
All directors and executive officers as a group (11 persons)	-	-	16,839,697	(11)	52.1%

Greater than 5% Stockholders:
BVF Partners, L.P. and its affiliates	-	-	1,881,869	(12)	6.3%
900 N. Michigan Ave, Suite 1100
Chicago IL 60611

Elan Corporation, plc	475,087	100.0%	475,087	(13)	1.6%
Lincoln House
Lincoln Place
Dublin 2, Ireland

Efficacy Biotech Master Fund Ltd	-	-	20,660,000	(14)	51.5%
11622 El Camino Real, Suite 100
San Diego, CA 92130

Great Point Partners, LLC	-	-	1,704,747	(15)	5.7%
2 Pickwick Plaza, Suite 450
Greenwich, CT 06830

Xmark Opportunity Partners, LLC and its affiliates	-	-	15,917,333	(16)	50.6%
301 Tresser Blvd, Suite 1320
Stamford, CT 06901

* Less than one percent

(1) Unless otherwise indicated, the address of all the owners is: c/o Aeolus Pharmaceuticals, Inc., 23811 Inverness Place, Laguna Niguel, California 92677.

(2) This table is based upon information supplied by our executive officers, directors and principal stockholders and Schedule 13Ds and 13Gs, as amended, filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(3) Percent of shares beneficially owned by any person is calculated by dividing the number of shares of preferred stock beneficially owned by that person by 475,087, the number of shares of preferred stock outstanding as of the close of business on January 29, 2007, and the number of shares of preferred stock as to which that person has the right to acquire voting or investment power within 60 days of January 29, 2007.

(4) Percent of shares beneficially owned by any person is calculated by dividing the number of shares of common stock beneficially owned by that person by 29,286,082, the number of shares of common stock outstanding as of the close of business January 29, 2007, and the number of shares of common stock as to which that person has the right to acquire voting or investment power within 60 days of January 29, 2007.

(5) Consists of 55,000 shares of Common Stock issuable upon exercise of options held by David C. Cavalier; 8,107,039 shares of Common Stock owned by Goodnow Capital, L.L.C., a Delaware limited liability company ("Goodnow"); 1,429,975 shares of Common Stock owned by Xmark Opportunity Fund, L.P., a Delaware limited partnership ("Opportunity LP"); 2,206,588 shares of Common Stock owned by Xmark Opportunity Fund, Ltd., a Cayman Islands exempted company ("Opportunity Ltd"); 1,023,731 shares of Common Stock owned by Xmark JV Investment Partners, LLC, a Delaware limited liability company ("JV Partners"); 660,000 shares of Common Stock issuable upon exercise of warrants held by Opportunity LP; 990,000 shares of Common Stock issuable upon exercise of warrants held by Opportunity Ltd; 500,000 shares of Common Stock issuable upon exercise of warrants held by JV Partners; and 1,000,000 shares of Common Stock that Xmark Asset Management, LLC, a New York limited liability company ("Xmark Asset"), has the right to vote pursuant to a voting trust agreement between Xmark Asset and the holders of record of the shares. Xmark Asset is the Manager of Goodnow and, as such, possesses sole power to vote and direct the disposition of all securities of the Company held by Goodnow. Mitchell D. Kaye has sole voting and investment power with respect to all securities beneficially owned by Xmark Asset. Xmark Opportunity Partners, LLC, a Delaware limited liability company ("Opportunity Partners"), is the sole member of the investment manager of Opportunity LP and Opportunity Ltd and, as such, possesses sole power to vote and direct the disposition of all securities of the Company held by Opportunity LP and Opportunity Ltd. Opportunity Partners is the investment manager of JV Partners and, as such, possesses sole power to vote and direct the disposition of all securities of the Company held by JV Partners. Messrs. Cavalier and Kaye, the Chief Operating Officer and Chief Executive Officer, respectively, of Opportunity Partners, share voting and investment power with respect to all securities beneficially owned by Opportunity Partners.

(6) Consists solely of shares of common stock issuable upon exercise of options held by the named individual.

(7) Consists of 6,778 shares owned directly and 87,033 shares issuable upon exercise of options.

(8) Consists of 25,000 shares owned directly and 286,667 shares issuable upon exercise of options.

(9) Consists of 3,600 shares owned directly and 76,250 shares issuable upon exercise of options.

(10) Consists of 185,914 shares owned directly and 83,336 shares issuable upon exercise of options.

(11) Consists of shares of Common Stock beneficially owned by the Company’s directors and the following executive officers: Dr. Alexander; Dr. Day; Mr. John McManus and Mr. Michael McManus. See footnotes (6), (7) (8) and (9) above.

(12) Consists of 391,513 shares of common stock and warrants to purchase 170,000 shares of common stock held by Biotechnology Value Fund, L.P.; 268,279 shares of common stock and warrants to purchase 116,000 shares of common stock held by Biotechnology Value Fund II, L.P.; 65,259 shares of common stock and warrants to purchase 28,336 shares of common stock held by Investment 10, LLC; and 586,818 shares of common stock and warrants to purchase 255,664 shares of common stock held by BVF Investments, L.L.C. BVF Partners L.P. is the general partner of Biotechnology Fund, L.P. and Biotechnology Fund II, L.P., the attorney-in-fact of Investment 10, LLC and the managing partner of BVF Investments, LLC. BVF, Inc. is the general partner of BVF Partners, L.P. Mark N. Lampert is the sole shareholder and sole director and an officer of BVF, Inc., and exercises voting and dispositive control of the shares referenced herein. Mr. Lampert disclaims beneficial ownership of the shares referenced herein except to the extent he has a pecuniary interest therein.

(13) Consists of 475,087 shares of common stock which are issuable upon conversion of an aggregate of 475,087 shares of Series B Preferred Stock.

(14) Consists of 9,800,000 shares of common stock and warrants to purchase 10,860,000 shares of common stock. Efficacy Capital, Ltd. is the investment advisor of Efficacy Biotech Master Fund Ltd. Mark Lappe and Jon Faiz Kayyem exercise shared voting and dispositive power over these shares.

(15) Consists of 680,000 shares of common stock and warrants to purchase 272,000 shares of common stock held by Biomedical Value Fund, L.P.; and 524,747 shares of common stock and warrants to purchase 228,000 shares of common stock held by Biomedical Offshore Value Fund, Ltd. Biomedical Value fund, L.P. and Biomedical Offshore Value Fund, Ltd. (collectively, “Biomedical”) are parties to a Voting Trust Agreement with Xmark Asset Management, LLC, dated April 19, 2004, pursuant to which Xmark Asset Management, LLC is the voting trustee and possesses the sole voting power to vote 1,000,000 shares of common stock held by Biomedical. Xmark Asset Management, LLC does not exercise any investment authority with respect to these shares and disclaims any pecuniary interest in these shares. Great Point Partners, LLC is the investment manager of Biomedical Value Fund, L.P. and Biomedical Offshore Value Fund, Ltd.

(16) Consists of 8,107,039 shares of Common Stock owned by Goodnow Capital, L.L.C. ("Goodnow"), a Delaware limited liability company; 1,429,975 shares of Common Stock owned by Xmark Opportunity Fund, L.P., a Delaware limited partnership ("Opportunity LP"); 2,206,588 shares of Common Stock owned by Xmark Opportunity Fund, Ltd., a Cayman Islands exempted company ("Opportunity Ltd."); 1,023,731 shares of Common Stock owned by Xmark JV Investment Partners, LLC, a Delaware limited liability company ("JV Partners"); 660,000 shares of Common Stock issuable upon exercise of warrants held by Opportunity LP; 990,000 shares of Common Stock issuable upon exercise of warrants held by Opportunity Ltd; 500,000 shares of Common Stock issuable upon exercise of warrants held by JV Partners; and 1,000,000 shares of Common Stock that Xmark Asset Management, LLC, a New York limited liability company ("Xmark Asset"), has the right to vote pursuant to a voting trust agreement between Xmark Asset and the holders of record of the shares. Xmark Asset is the Manager of Goodnow and, as such, possesses sole power to vote and direct the disposition of all securities of the Company held by Goodnow. Mitchell D. Kaye has sole voting and investment power with respect to all securities beneficially owned by Xmark Asset. Xmark Opportunity Partners, LLC ("Opportunity Partners"), a Delaware limited liability company, is the sole member of the investment manager of Opportunity LP and Opportunity Ltd and, as such, possesses sole power to vote and direct the disposition of all securities of the Company held by Opportunity LP and Opportunity Ltd. Opportunity Partners is the investment manager of JV Partners and, as such, possesses sole power to vote and direct the disposition of all securities of the Company held by JV Partners. David C. Cavalier and Mr. Kaye, the Chief Operating Officer and Chief Executive Officer, respectively, of Opportunity Partners, share voting and investment power with respect to all securities beneficially owned by Opportunity Partners.

Series B Convertible Preferred Stock

As of the close of business on the Record Date, there were 475,087 shares of Series B Preferred issued and outstanding. Each share of Series B Preferred was convertible into one share of Common Stock as of the close of business on the Record Date. The Series B Preferred is non-voting except for matters specifically relating to the rights of the Series B Preferred, as provided in the Charter, and as otherwise required pursuant to Delaware law.

Common Stock

As of the close of business on the Record Date, there were 29,286,082 shares of Common Stock issued and outstanding.

Efficacy Biotech Master Lund Ltd.

In June 2006, Efficacy purchased an aggregate of 9,800,000 shares of our common stock and two warrants to purchase an aggregate of 10,860,000 shares of common stock for an aggregate purchase price of $4,900,000. The initial warrant is exercisable for 4,000,000 shares of common stock at an exercise price of $0.50 per share at any time on or before June 5, 2007. The second warrant is exercisable for 6,860,000 shares of common stock at an exercise price of $0.75 per share at any time on or before June 5, 2011. As a result of the transaction, effective June 5, 2006, Efficacy beneficially owned over 50% of our common stock, calculated in accordance with SEC rules.

Executive Compensation

The following table sets forth all compensation earned for services rendered to Aeolus in all capacities for the fiscal years ended September 30, 2006, 2005 and 2004, by its principal executive officer, its three other most highly compensated executive officers who served in such capacities as of the end of fiscal 2006 and one other individual who served as Chief Executive Officer of the Company during fiscal 2006, collectively referred to as the “Named Executive Officers”. None of the Named Executive Officers was employed by, or provided any services to, the Company at any time during fiscal 2004.

Summary Compensation Table
				Long-Term Compensation Awards
Name and Principal	Fiscal	Annual Compensation (1)		Securities Underlying	All Other
Position(s)	Year	Salary ($)	Bonus ($)	Options (2)	Compensation ($)
John L. McManus (3)	2006	$62,550	—	340,000	—
President and Chief Operating Officer	2005	—	—	30,000	$34,091

Elaine Alexander, M.D. (4)	2006	—	—	24,000	185,000
Chief Medical Officer	2005	—	—	16,000	95,645

Brian Day, Ph.D. (5)	2006	—	—	49,000	144,000
Chief Scientific Officer	2005	—	—	16,000	84,000

Michael P. McManus (6)	2006	—	—	101,250	—
Chief Financial Officer,	2005	—	—	5,000	—
Treasurer and Secretary

Richard P. Burgoon, Jr. (7)	2006	281,132	$164,413	—	—
Former Chief Executive Officer	2005	148,413	147,275	250,000	803

(1)
Column with respect to "Other Annual Compensation" has not been included in this table because the aggregate amount of perquisites and other personal benefits received from the Company by any of the Named Executive Officers did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each such Named Executive Officer in the table.

(2)	Options were granted under the Plan.

(3)
Mr. John McManus became an employee of the Company on July 14, 2006 and serves as the Company’s Principal Executive Officer with the title of President and Chief Operating Officer. Prior to July 14, 2006, Mr. John McManus was paid a monthly consulting fee of $10,000 and received an option to purchase up to 10,000 shares of Common Stock at the end of each month he provided consulting services to the Company. During fiscal 2006 and 2005, Mr. John McManus was paid $165,000 and $34,091, respectively, in consulting fees. Mr. John McManus is also a 50% owner of McManus & Company, Inc., which provides administrative, accounting and financial consulting services to the Company. (See footnote (6) for more information.)

(4)
Dr. Alexander is not an employee of the Company. For her services as Chief Medical Officer, Dr. Alexander is paid a monthly consulting fee of $15,000 and receives an option to purchase up to 2,000 shares of Common Stock at the end of each month she provides consulting services to the Company. During fiscal 2006 and 2005, Dr. Alexander was paid $185,000 and $95,645, respectively, in consulting fees.

(5)
Dr. Day is not an employee of the Company. For his services as Chief Scientific Officer during fiscal 2006, Dr. Day was initially paid a monthly consulting fee of $9,500, which was subsequently increased to $11,000 in October 2006. During fiscal 2006 and 2005, Dr. Day received an option to purchase up to 2,000 shares of Common Stock at the end of each month he provided consulting services to the Company. During fiscal 2006 and 2005, Dr. Day was paid $144,000 and $84,000, respectively, in consulting fees. Dr. Day is also Associate Professor of Medicine, Immunology & Pharmaceutical Sciences at the National Jewish Medical and Research Center (“NJM”), which provides research services to the Company. In September 2005, the Company entered into a grant agreement with NJM in the amount of $133,000, for which Dr. Day was the principal investigator. The Company also has an exclusive worldwide license from NJM to develop, make, have made, use and sell products using certain technology developed by certain scientists at NJM.

(6)
Mr. Michael McManus is not an employee of the Company. For his services as Chief Financial Officer, McManus & Company, Inc., a consulting firm in which Mr. Michael McManus and Mr. John McManus are each 50% owners, is paid a monthly consulting payment of $25,000 and Mr. McManus receives an option to purchase up to 90,000 shares of Common Stock on July 10th of each year that he provides consulting services to the Company. During fiscal 2006 and 2005, McManus & Company, Inc. was paid $207,500 and $43,750, respectively, in consulting fees pursuant to services rendered by Mr. Michael McManus to the Company.

(7)	Mr. Burgoon was Chief Executive Officer from January 5, 2005 to November 30, 2006. “All Other Compensation” consists of life and long-term disability insurance premiums.

Option Grants, Exercises and Holdings and Fiscal Year-End Option Values

Option Grants During Fiscal Year Ended September 30, 2006 (1)

The following table summarizes all option grants during the fiscal year ended September 30, 2006 to the Named Executive Officers. Each of these options was granted pursuant to the Plan:

	Number of Shares Underlying Options		% of Total Options Granted to Employees in Fiscal	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (5)
Name	Granted		2006 (2)	per Share (3)	Date (4)	5%	10%
John L. McManus	10,000	(6)	1.94%	$1.15	10/31/2015	$575	$1,150
	10,000	(6)	1.94%	$1.03	11/30/2015	$515	$1,030
	10,000	(6)	1.94%	$0.95	12/31/2015	$475	$950
	10,000	(6)	1.94%	$0.89	1/31/2016	$445	$890
	10,000	(6)	1.94%	$0.90	2/28/2016	$450	$900
	10,000	(6)	1.94%	$0.80	3/31/2016	$400	$800
	10,000	(6)	1.94%	$0.75	4/30/2016	$375	$750
	10,000	(6)	1.94%	$0.60	5/31/2016	$300	$600
	10,000	(6)	1.94%	$0.81	6/30/2016	$405	$810
	250,000	(7)	48.61%	$0.75	7/14/2016	$9,375	$18,750

Elaine Alexander, M.D.	2,000	(6)	0.39%	$1.15	10/31/2015	$115	$230
	2,000	(6)	0.39%	$1.03	11/30/2015	$103	$206
	2,000	(6)	0.39%	$0.95	12/31/2015	$95	$190
	2,000	(6)	0.39%	$0.89	1/31/2016	$89	$178
	2,000	(6)	0.39%	$0.90	2/28/2016	$90	$180
	2,000	(6)	0.39%	$0.80	3/31/2016	$80	$160
	2,000	(6)	0.39%	$0.75	4/30/2016	$75	$150
	2,000	(6)	0.39%	$0.60	5/31/2016	$60	$120
	2,000	(6)	0.39%	$0.81	6/30/2016	$81	$162
	2,000	(6)	0.39%	$0.69	7/31/2016	$69	$138
	2,000	(6)	0.39%	$0.80	8/31/2016	$80	$160
	2,000	(6)	0.39%	$0.80	9/30/2016	$80	$160

Brain Day, Ph.D.	2,000	(6)	0.39%	$1.15	10/31/2015	$115	$230
	2,000	(6)	0.39%	$1.03	11/30/2015	$103	$206
	2,000	(6)	0.39%	$0.95	12/31/2015	$95	$190
	2,000	(6)	0.39%	$0.89	1/31/2016	$89	$178
	2,000	(6)	0.39%	$0.90	2/28/2016	$90	$180
	2,000	(6)	0.39%	$0.80	3/31/2016	$80	$160
	2,000	(6)	0.39%	$0.75	4/30/2016	$75	$150
	2,000	(6)	0.39%	$0.60	5/31/2016	$60	$120
	25,000	(7)	4.86%	$0.85	6/5/2016	$1,063	$2,125
	2,000	(6)	0.39%	$0.81	6/30/2016	$81	$162
	2,000	(6)	0.39%	$0.69	7/31/2016	$69	$138
	2,000	(6)	0.39%	$0.80	8/31/2016	$80	$160
	2,000	(6)	0.39%	$0.80	9/30/2016	$80	$160

Michael P. McManus	1,250	(6)	0.24%	$1.15	10/31/2015	$72	$144
	1,250	(6)	0.24%	$1.03	11/30/2015	$64	$129
	1,250	(6)	0.24%	$0.95	12/31/2015	$59	$119
	1,250	(6)	0.24%	$0.89	1/31/2016	$56	$111
	1,250	(6)	0.24%	$0.90	2/28/2016	$56	$113
	1,250	(6)	0.24%	$0.80	3/31/2016	$50	$100
	1,250	(6)	0.24%	$0.75	4/30/2016	$47	$94
	1,250	(6)	0.24%	$0.60	5/31/2016	$38	$75
	1,250	(6)	0.24%	$0.81	6/30/2016	$51	$101
	90,000	(7)	17.50%	$0.80	7/10/2016	$3,600	$7,200

Richard P. Burgoon, Jr.	None

(1)	No stock appreciation rights (“SARs”) were granted to any of the Named Executive Officers during the fiscal year ended September 30, 2006.

(2)	Based on options to purchase 514,250 shares of Common Stock granted to employees, including the Named Executive Officers, under the Plan during the fiscal year ended September 30, 2006.

(3)	The exercise price is equal to or greater than 100% of the fair market value of the Common Stock on the date of grant.

(4)	The options have a term of ten years, subject to earlier termination in certain events.

(5)
Use of the assumed rates of appreciation is mandated by the rules of the SEC and does not represent the Company’s estimate or projection of the future price of its stock. There is no assurance provided to any executive officer or any other holder of Aeolus’ securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% or 10% annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(6)	The option grant to this officer was granted fully vested with a ten-year term.

(7)	The option grant to this officer vests on a monthly basis for twelve months with a ten-year term.

Aggregated Option Exercises During Fiscal Year Ended September 30, 2006 and September 30, 2006 Fiscal Year End Option Values (1)

The following table sets forth information concerning all stock options exercised during the fiscal year ended September 30, 2006 by the Named Executive Officers, and the number and value of unexercised options held by the Named Executive Officers as of September 30, 2006.

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at September 30, 2006		Value of Unexercised In-the-Money Options at September 30, 2006 (3)
Name	Exercise	Realized (2)	Exercisable	Unexerciseable	Exercisable	Unexerciseable

John L. McManus	—	—	161,667	208,333	$4,583	10,417
Elaine Alexander, M.D.	—	—	60,000	—	$1,740	—
Brain Day, Ph.D.	—	—	42,903	25,000	$2,421	—
Michael P. McManus	—	—	31,250	75,000	$400	—
Richard P. Burgoon, Jr.	83,332	$(13,541)	104,169	—	$—	—

(1)	No SARs were exercised by any Named Executive Officer during the fiscal year ended September 30, 2006 and no SARs were held by any Named Executive Officer at September 30, 2006.

(2)
Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date prior to the date of exercise multiplied by the number of shares exercised.

(3)
Value based on the difference between the fair market value of the shares of Common Stock at September 30, 2006 ($0.80), as quoted on the Over-the Counter Bulletin Board (the “OTCBB”), and the exercise price of the options, multiplied by the number of shares covered by the in-the-money options.

Employment Agreements

On July 14, 2006, we entered into an employment agreement with John L. McManus under which Mr. McManus was appointed as our President and Chief Operating Officer. Pursuant to the agreement, Mr. McManus will be paid an annual salary of $250,000. In addition, Mr. McManus will be entitled to receive a cash bonus of $100,000 if during his employment we enter into a definitive agreement for a partnership for the joint development or commercialization of any of our owned or in-licensed patent rights or the sale of the Company (where greater than 50% of the voting stock of the Company is acquired by a third party). Mr. John McManus was also granted a stock option to purchase up to 250,000 shares of common stock on July 14, 2006, which vests at a rate of 20,833 shares per month. He will also be entitled to additional grants of stock option to purchase 250,000 shares of common stock on each July 14th that the employment agreement is in effect. The additional options will vest monthly over a 12-month period. Mr. John McManus’ agreement has a one-year term. The agreement will automatically renew for additional one-year periods unless either party gives notice of its intent not to renew at least 90 days prior to the commencement of the next year’s term. If the agreement is terminated by us for other than “cause,” we will be obligated to pay all amounts owed to Mr. McManus under the agreement.

Effective January 5, 2005, we entered into a letter agreement with Richard P. Burgoon, Jr., our former Chief Executive Officer. Pursuant to the agreement, Mr. Burgoon received a signing bonus of $50,000 and was paid an annual salary of $200,000. In addition, pursuant to the agreement, we paid Mr. Burgoon a cash bonus of $100,000 following the sale of an aggregate of 10,000,000 shares of our common stock for $5,000,000 in June 2006. On July 12, 2005, Mr. Burgoon’s letter agreement was amended and Mr. Burgoon was granted a fully vested stock option to purchase up to 250,000 shares of Common Stock at an exercise price of $1.00 per share (the “Stock Option”). Mr. Burgoon also received a quarterly bonus in the amount of $32,425, which was adjusted to $37,707 effective January 1, 2006, and which Mr. Burgoon agreed to use exclusively for the purchase of 20,833 shares each quarter through the exercise of the Stock Option.

On December 6, 2006, we entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Burgoon. Pursuant to the terms of the Separation Agreement, we made Mr. Burgoon a lump sum payment of $50,000 (less applicable taxes and withholding) and we have agreed to provide Mr. Burgoon with healthcare coverage through the earlier of June 30, 2007 or the date on which Mr. Burgoon obtains full-time employment. In addition, Mr. Burgoon received a lump sum payment of $37,707, which was used to exercise an aggregate of 20,883 shares subject to his Stock Option. Mr. Burgoon is also entitled to an additional lump sum payment of $150,834 to be used exclusively to exercise the remaining portion of his Stock Option to purchase an aggregate of 83,336 shares of common stock in the event that Aeolus’ Board of Directors and stockholders approve a merger agreement with a specified third party by December 6, 2007. In addition, pursuant to the Separation Agreement, 145,831 shares of Aeolus common stock that have been held in trust by the Company on Mr. Burgoon’s behalf have been released to Mr. Burgoon. Under the Separation Agreement, Mr. Burgoon has provided a general release of claims against Aeolus.

Compensation of Directors

All directors are reimbursed for expenses incurred in connection with each board or committee meeting attended. In addition, the Board of Directors and the Compensation Committee have adopted the following compensation program for the outside members of the Board of Directors:

•
Each non-executive Board member will receive annual cash compensation of $15,000, which will be paid in equal quarterly payments. Cash compensation for new and terminating Board members will be prorated for the period of time that they are a Board member during the respective quarter.

•
Audit Committee members will receive an additional $10,000 of annual cash compensation, which will be paid in equal quarterly payments. Cash compensation for new and terminating Audit Committee members will be prorated for the period of time that they are members of the Audit Committee during the respective quarter.

•
Each non-executive Board member shall receive an annual nonqualified stock option for 30,000 shares in September of each year during service. The option exercise prices shall be equal to the closing price of the Common Stock on the grant date. The options shall have 10-year terms and vest, as long as the director remains on the Board, on a monthly basis over a 12-month period beginning on the date of grant. Vested shares shall be exercisable for 10 years from the grant date. Unvested options expire upon resignation from the Board.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of September 30, 2006, with respect to both of our equity compensation plans in effect on that date.
Plan category	(a)Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b)Weighted-average exercise price of outstanding options, warrants and rights	(c)Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by our stockholders:
2004 Stock Option Plan	1,092,610	$0.85	761,559
1994 Stock Option Plan	1,979,196	$4.57	0

Equity compensation plans and securities not approved by our stockholders:
Warrant to Purchase Common Stock Issued to Brookstreet Securities Corporation	250,000	$1.50	Not applicable
Warrant to Purchase Common Stock Issued to TBCC Funding Trust II	1,759	$19.90	Not applicable
Warrants to Purchase Common Stock Issued to Petkevich & Partners, LLC	10,000	$20.25	Not applicable
Warrant to Purchase Common Stock Issued to W. Ruffin Woody, Jr.	35,000	$1.00	Not applicable
Total - Common Stock	3,368,565		761,559

Convertible Promissory Note convertible into shares of Series B Preferred Stock Issued to Elan Pharma International Limited (as of September 30, 2006)(1)(2)	22,103	$43.27	492
Total - Series B Preferred Stock	22,103		492
——————
(1)   As of September 30, 2006, each share of Series B preferred stock was convertible into one share of common stock.

(2)   The conversion value of the note will increase by its 10% interest rate until its maturity on December 21, 2006.

Description of Equity Compensation Plans and Equity Securities Not Approved by Our Stockholders

The warrants to purchase shares of our common stock issued to Brookstreet Securities Corporation (“Brookstreet”) have not been approved by our stockholders. In May 2006, we entered into an agreement with Brookstreet to provide us with financial advisory services for a one-year period. For these services, we issued five warrants each to purchase up to 50,000 shares of our common stock with an exercise price of $0.50, $1.00, $1.50, $2.00 and $2.50 and vest on May 24, 2006, August 22, 2006, November 20, 2006, February 18, 2007 and May 19, 2007, respectively. The warrants are exercisable for five years.

The warrant to purchase shares of our common stock issued to TBCC Funding Trust II has not been approved by our stockholders. This warrant was issued in October 2001 in connection with the execution of a Master Loan and Security Agreement with Transamerica Technology Finance Corporation. We borrowed $565,000 from Transamerica in October 2001. The warrant expires on October 30, 2008.

The warrants to purchase shares of our common stock issued to Petkevich & Partners, LLC have not been approved by our stockholders. J. Misha Petkevich, a former director of ours, is the Chairman and Chief Executive Officer of Petkevich & Partners. In October 2001, we entered into an agreement with Petkevich & Partners to provide us with financial advisory services for a one-year period. For these services, we issued a warrant for 10,000 shares of our common stock to Petkevich & Partners in October 2001, and agreed to pay Petkevich & Partners a cash fee of $140,000. The warrant is exercisable for five years and has an exercise price of $20.25 per share. The warrant expired on October 16, 2006.

The warrant to purchase shares of our common stock issued to W. Ruffin Woody, Jr. has not been approved by our stockholders. This warrant was issued in July 2003 in connection with the execution of a $35,000 promissory note payable to Mr. Woody. The warrant expires on July 11, 2008.

Report of the Compensation Committee on Executive Compensation

Neither the material in this report, nor the performance graph included in this proxy statement under the heading “—Performance Graph”, is soliciting material, is or will be deemed filed with the SEC or is or will be incorporated by reference in any filing of Aeolus under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date of this proxy statement and irrespective of any general incorporating language in such filing.

The Compensation Committee is responsible for establishing compensation policy and administering the compensation programs of Aeolus’ executive officers. The Compensation Committee did not meet during fiscal 2006. The purpose of this report is to inform stockholders of Aeolus’ compensation policies for executive officers and the rationale for the compensation paid to executive officers in fiscal 2006.

Compensation Philosophy

Aeolus’ compensation program is designed to motivate and reward the executives responsible for the financial and strategic objectives essential to Aeolus’ long-term success and stockholder value. The financial goals for compensation plans are reviewed and approved by the Compensation Committee.

Aeolus’ total compensation philosophy is designed to support its overall objective of creating value for its stockholders. Key objectives of this philosophy are:

•	To attract and retain key executives critical to the long-term success of Aeolus;
•	To support a performance-oriented environment that rewards performance with respect to Aeolus’ short-term and long-term financial goals;
•	To encourage maximum performance through the use of appropriate incentive programs; and
•	To align the interests of executives with those of Aeolus’ stockholders by providing a significant portion of compensation in Aeolus’ common stock.

Base Salary/Consulting Fee

The Compensation Committee reviews the base salary or consulting fee of each executive officer. In determining appropriate salary or fee levels, the Compensation Committee considers individual performance, experience, level of responsibility, internal equity and external pay practices for comparable positions. Traditional measures of corporate performance, such as earnings and sales growth, are not as applicable to early stage pharmaceutical companies as they are to mature companies because of the lack of revenues. Consequently, the Compensation Committee considers other measures of performance to evaluate compensation.

Stock Options

The Plan was established to provide all employees and consultants of Aeolus with an opportunity to share, along with stockholders of Aeolus, in the long-term performance of Aeolus. Stock options only have value to the employee or consultant if the price of Aeolus’ stock appreciates in value from the date the stock options were granted. Stockholders also benefit from such stock price appreciation.

Grants of stock options are generally made upon commencement of employment, with additional grants being made periodically to all eligible employees and consultants, and, occasionally, following a significant change in job responsibility, scope or title. Stock options granted under the option plans generally have vesting schedules of one year and expire ten years from the date of grant. The exercise price of options granted under the option plans is usually 100% of fair market value of the Common Stock on the date of grant.

Principal Executive Officer Compensation

The Principal Executive Officer’s compensation is determined in the same manner as the compensation of Aeolus’ other executive officers.

Richard P. Burgoon, Jr. served as our Chief Executive Officer until November 30, 2006. Pursuant to an agreement with Mr. Burgoon, he received an annual salary of $200,000. In addition, pursuant to the agreement, we paid Mr. Burgoon a cash bonus of $100,000 following the sale of an aggregate of 10,000,000 shares of our common stock for $5,000,000 in June 2006. On July 12, 2005, Mr. Burgoon’s letter agreement was amended and Mr. Burgoon was granted a fully vested stock option to purchase up to 250,000 shares of Common Stock at an exercise price of $1.00 per share. Mr. Burgoon also received a quarterly bonus in the amount of $32,425, which was adjusted to $37,707 effective January 1, 2006, and which Mr. Burgoon agreed to use exclusively for the purchase of 20,833 shares each quarter through the exercise of the stock option.

Mr. John McManus became our Principal Executive Officer in July 2006. His annual salary is currently $250,000. In addition, pursuant to his employment agreement with the Company, Mr. John McManus is entitled to receive a cash bonus of $100,000 if during his employment we enter into a definitive agreement for a partnership for the joint development or commercialization of any of our owned or in-licensed patent rights or the sale of the Company. Mr. John McManus was also granted a stock option to purchase up to 250,000 shares of common stock on July 14, 2006, which vests monthly over 12 months. He will be entitled to receive additional stock options to purchase 250,000 shares of common stock on each July 14th that the employment agreement is in effect. Mr. McManus’ agreement has a one-year term and will automatically renew for additional one-year periods unless either party gives notice of its intent not to renew at least 90 days prior to the commencement of the next year’s term.

The compensation for Mr. Burgoon and Mr. McManus was determined by the Board of Directors based on reviews of industry standards and consultation with compensation experts.

Conclusion

The Compensation Committee believes that Aeolus’ compensation policies are structured to result in the highest level of performance from Aeolus’ executives. By providing each executive with a significant number of shares of stock options, the Compensation Committee believes that it has closely aligned Aeolus’ executives’ personal interests with those of Aeolus and its stockholders. The Compensation Committee intends to continue to review and analyze its policies in light of the environment in which Aeolus competes for executives.

Submitted by:	The Compensation Committee

David C. Cavalier, Chairman
Joseph J. Krivulka
Peter D. Suzdak, Ph.D.

Compensation Committee Interlocks and Insider Participation

During fiscal 2006, the Compensation Committee consisted of the following current directors: Mr. Cavalier, Mr. Krivulka and Dr. Suzdak. None of these directors were at any time during fiscal 2006, or at any other time, an officer or employee of Aeolus. No executive officer of Aeolus serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or the Compensation Committee of Aeolus.

PROPOSAL 2 -
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Company is seeking stockholder ratification of the selection by the Audit Committee of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007.

Stockholder ratification of the selection of Haskell & White LLP as the Company’s independent registered public accounting firm is not required under the laws of the State of Delaware, by the Company’s Bylaws or otherwise. However, the Audit Committee is submitting the selection of Haskell & White to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Haskell & White. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

 Haskell & White LLP, Irvine, California, which was appointed our independent registered public accounting firm on September 9, 2005, has audited our financial statements for the fiscal years ended September 30, 2005 and 2006 and is currently serving as the Company’s independent registered public accounting firm. The Audit Committee approved this appointment. Aeolus did not consult Haskell & White at any time from October 1, 2004 through September 9, 2005 regarding the application of accounting principles to a specified transaction, whether completed or proposed, or the type of audit opinion that might be rendered on Aeolus’ financial statements, or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Representatives of Haskell & White are expected to available via conference call during the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions.

Grant Thornton LLP, Raleigh, North Carolina, which served as our independent registered public accounting firm for the fiscal year ended September 30, 2004, reviewed Aeolus’ quarterly reports on Form 10-Q for the first three quarters of fiscal 2005. On September 9, 2005, Grant Thornton resigned as Aeolus’ independent registered public accounting firm. The resignation was the sole decision of Grant Thornton and was not sought, recommended or approved by Aeolus’ Audit Committee. Grant Thornton did not issue a report on Aeolus’ financial statements for the fiscal year ended September 30, 2005 or the fiscal year ended September 30, 2006. During the period from October 1, 2004 through September 9, 2005, there were no disagreements between Aeolus and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make a reference thereto in a report on our financial statements for the fiscal year ended September 30, 2005 or September 30, 2006. During the period from October 1, 2004 through September 9, 2005, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). Grant Thornton issued a letter addressed to the SEC stating that it agreed with the above statements concerning Grant Thornton.

Independent Registered Public Accounting Firm - Fees

The following table shows the aggregate fees accrued by the Company for audit and other services for the fiscal years ended September 30, 2006 and 2005, provided by Haskell & White LLP, Grant Thornton LLP and PricewaterhouseCoopers LLP.

	Haskell & White	Grant Thornton	Total
Fiscal Year 2006
Audit Fees (1)	$73,190	$—	$73,190
Audit-Related Fees (2)	11,875	11,325	23,200
Tax Fees (3)	—	—	—
All Other Fees	—	—	—
Total Fiscal Year 2006	$85,065	$11,325	$96,390

Fiscal Year 2005
Audit Fees (4)	$40,945	$20,483	$61,428
Audit-Related Fees (5)	—	—	—
Tax Fees (3)	—	6,300	6,300
All Other Fees	—	—	—
Total Fiscal Year 2005	$40,945	$26,783	$67,728

(1) Represents the aggregate fees billed for professional services rendered for the audit and/or reviews of the Company’s financial statements and in connection with its statutory and regulatory filings or engagements. Also includes fees for services related to two registration statements that the Company filed with the SEC in February and June 2006 to register additional shares under resale registration statements.

(2) Represents fees billed for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements that are not included under footnote (1) above.

(3) Tax fees are for services related to the preparation of the Company’s tax returns and other filings we made with the Internal Revenue Service and tax advice regarding the application of various provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

(4) Represents the aggregate fees billed for professional services rendered for the audit and/or reviews of the Company’s financial statements and in connection with its statutory and regulatory filings or engagements. Also includes fees for services related to two registration statements that the Company filed with the SEC in December 2004 to register additional shares under the Company’s 1994 Stock Option Plan and the Plan.

(5) Represents fees billed for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements that are not included under footnote (4) above.

All fees described above were approved by our Audit Committee. Pursuant to its Charter, the Audit Committee may establish pre-approval policies and procedures, subject to SEC and Nasdaq rules and regulations, to approve audit and permissible non-audit services; however, it has not yet done so.

Report of the Audit Committee

The Audit Committee has reviewed and discussed Aeolus’ audited financial statements for the fiscal year ended September 30, 2006 with management. The Audit Committee also has discussed with Haskell & White LLP, Aeolus’ independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified and supplemented to date. The Audit Committee has received the written disclosures and the letter from Haskell & White required by Independence Standards Board Standard No. 1, as modified and supplemented to date, and has discussed with Haskell & White its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 30, 2006 be included in Aeolus’ Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

The Common Stock of Aeolus is not listed on any national securities exchange or association. Therefore, not all of the members of the Audit Committee must be independent. However, the Board of Directors has determined that all of the members of the Audit Committee other than Mr. Cavalier meet the Nasdaq Audit Committee independence standards, as currently in effect. The Board of Directors has also determined that Mr. Cavalier is an “audit committee financial expert,” as defined in Item 401(h) of Regulation S-K.

Submitted by:	The Audit Committee

David C. Cavalier, Chairman
Amit Kumar, Ph.D
Chris A. Rallis

The foregoing Audit Committee Report shall not be deemed to be soliciting material or deemed to be filed with the SEC or incorporated by reference into any of Aeolus’ previous or future filings with the SEC, except as otherwise explicitly specified by Aeolus in any such filing.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal will be required to ratify the selection of Haskell & White LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors has approved and recommends that stockholders vote “FOR” the ratification of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007.

PROPOSAL NO. 3 -
AMENDMENT OF THE 2004 STOCK OPTION PLAN

Our 2004 Stock Option Plan was adopted by our Board of Directors on September 22, 2004 and approved by our stockholders on March 8, 2005. The Plan was amended on December 13, 2004. Stockholders are being asked to approve an amendment to the Plan to increase the number of shares of our common stock reserved for issuance under the Plan by 3,000,000 shares from 2,000,000 to 5,000,000. This proposed amendment of the Plan will be effective as of March 27, 2007, if approved by our stockholders at the Annual Meeting. Our Plan as proposed to be amended is attached as Appendix B to this proxy statement.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this amendment to the Plan as described in this Proposal 3. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Summary of Amendment

Stockholders are being asked to approve an amendment to the Plan to increase the number of shares of our common stock reserved for issuance under the Plan by 3,000,000 shares. The Board of Directors approved the proposed amendment on December 12, 2006.

Description of the Plan

The following description of the Plan is a summary only. It is subject to, and qualified in its entirety by, the full text of the Plan as proposed to be amended attached as Appendix B to this proxy statement.

Purpose

The purpose of the Plan is to assist us in recruiting and retaining qualified employees, consultants, advisors and non-employee directors and to allow us to build a satisfying long-term relationship with these individuals through recognition of their contributions to our affiliates and to us. The plan provides for the grant of non-statutory stock options (“NSOs”), or options intended to qualify as incentive stock options (“ISOs”), under Section 422(b) of the Code.

Administration

The Plan is administered by our Board of Directors. Subject to the limitations set forth in the Plan, our Board of Directors selects who will receive awards under the Plan, and determines the amount, vesting requirements and other conditions of each award. In addition, the Board of Directors establishes the guidelines and forms for implementing the Plan and is responsible for interpreting and making all decisions regarding the operation of the Plan. The Board of Directors’ decisions are final and binding upon all participants in the Plan.

Eligibility and Shares Subject to the Plan

Under the Plan, 2,000,000 shares of our common stock have been reserved for issuance (not including 3,000,000 shares which are subject to stockholder approval at the Annual Meeting) either by direct sale or upon exercise of options granted to our employees (including our officers and directors who are also employees), non-employee directors, and consultants and advisors who provide services to us as independent contractors. ISOs may be granted only to our employees who are paid from our payroll. NSOs may be granted to our employees, consultants and non-employee directors.

The Plan provides that grants made to any person in a single calendar year may not cover more than 1,000,000 shares of common stock. If any rights to acquire shares under the Plan expire or are canceled without having been exercised in full, the shares allocable to the unexercised portion of such rights shall again become available for grant under the Plan. If shares issued under the Plan are forfeited, they also become available for new grants.

As of January 29, 2007, we had three employee, ten consultants and seven non-employee directors eligible to participate in the Plan.

As of January 29, 2007, options to purchase an aggregate of 1,792,777 shares of our common stock at a weighted average exercise price of $0.75 per share were outstanding under the Plan. To date, all stock options have been granted with exercise prices equal to the fair market value of our common stock on the date of grant. As of January 29, 2007, 40,559 shares of our common stock were available for future option grants under the Plan (not including 3,000,000 shares which are subject to stockholder approval at the Annual Meeting). On January 29, 2007, the closing price for our common stock on the OTCBB was $0.45 per share.

The allocation of the additional 3,000,000 shares of stock which the stockholders are being asked to approve has not been determined. Pursuant to the terms of the Plan, the Board of Directors will determine the number of options to be allocated to our employees, non-employee directors and consultants under the Plan in the future, and such allocations may only be made in accordance with the provisions of the Plan as described herein.

Terms of Options

The Board of Directors will determine the date or dates on which stock options granted pursuant to the Plan will vest. The Board of Directors will also determine the terms for each option granted under the Plan. The maximum term of each option granted under the Plan is ten years (five years in the case of an ISO granted to any key employee of ours who, together with certain family members, owns more than 10% of our outstanding voting stock (a “10% stockholder”).

The exercise price of ISOs and NSOs granted under the Plan may not be less than 100% of the fair market value of our common stock on the date of the grant (110% in the case of an ISO granted to a 10% stockholder). The exercise price of NSOs granted under the Plan cannot be less than 85% of the fair market value of our common stock on the date of grant (110% in the case of NSOs granted to a 10% stockholder). The fair market value is deemed to be the closing price for our shares of common stock, as reported on the OTCBB.

Under the Plan, the exercise price is payable in cash or by check.

Duration, Amendment and Termination

Our Board of Directors may amend, suspend or terminate the Plan at any time, except that any such amendment, suspension or termination shall not affect any award previously granted. Any amendment of the Plan is subject to approval of our stockholders only to the extent required by applicable law. The Plan will terminate on September 21, 2014 (unless sooner terminated by our Board of Directors), and no further options may be granted or stock sold pursuant to the Plan following that date.

Effect of Certain Corporate Events

All outstanding options under the Plan shall become fully exercisable for a period of 60 days following the occurrence of any of the following events:

•	the date on which shares of common stock are first purchased pursuant to a tender offer or exchange offer;
•
the date the Company acquires knowledge that any person or group has become the beneficial owner of securities of the Company entitling the person or group to 30% or more of all votes to which all stockholders of the Company would be entitled in the election of the Board of Directors were an election held on such date;

•
the date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof; and

•	the date on which our stockholders approve an agreement for a merger or sale of substantially all of our assets.

In addition, in the event we merge with, or sell substantially all of our assets to, another entity as a result of which we are not the surviving entity, and the other entity does not assume outstanding options under the Plan, all of the outstanding options under the Plan shall immediately vest and become exercisable for a period 30 days after the Board of Directors notifies our optionholders that these options have been accelerated. Any options that are not exercised by the end of this 30-day period shall automatically terminate in their entirety.

In the event of a subdivision of our outstanding common stock, a combination or consolidation of our outstanding common stock (by reclassification or otherwise) into a lesser number of shares, a declaration of a dividend payable in common stock or in a form other than common stock in an amount that has a material effect on the price of our shares, a recapitalization, spinoff, reclassification, or a similar occurrence, the Board of Directors will make adjustments in the number and/or exercise price of options and/or the number of shares available under the Plan, as appropriate.

Federal Income Tax Consequences of Awards Under the Plan

Neither we nor the optionee will incur any federal tax consequences as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and we will receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the “spread” between the exercise price and the fair market value of our common stock on the date of exercise; we generally will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of common stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the Plan depends on how long the shares have been held and whether such shares were acquired by exercising an ISO or by exercising an NSO. We will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

The Board of Directors has approved and recommends that stockholders vote “FOR” the amendment of the Plan to increase the number of common stock authorized for issuance from 2,000,000 to 5,000,000 as set forth in Proposal 3.

Performance Graph

The following graph shows a five-year comparison of cumulative total stockholder returns for Aeolus, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Pharmaceutical Index. The graph and data below assume that $100 was invested on September 30, 2001 in each of Aeolus’ Common Stock, the stocks in the Nasdaq Stock Market (U.S.) Index and the stocks in the Nasdaq Pharmaceutical Index, and further assumes the reinvestment of all dividends.

	9/30/01	9/30/02	9/30/03	9/30/04	9/30/05	9/30/06

Aeolus Pharmaceuticals, Inc.	$100.00	$4.52	$19.35	$9.81	$7.23	$5.16
Nasdaq Stock Market (U.S.)	$100.00	$78.51	$120.25	$128.30	$146.51	$155.03
Nasdaq Pharmaceutical	$100.00	$62.60	$97.01	$96.23	$105.74	$101.67

Certain Related Transactions

Aeolus has adopted a policy that all transactions between Aeolus and its executive officers, directors and other affiliates must be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board, and must be on terms no less favorable to Aeolus than could be obtained from unaffiliated third parties.

In June 2006, Efficacy purchased an aggregate of 9,800,000 shares of our common stock and two warrants to purchase an aggregate of 10,860,000 shares of common stock for an aggregate purchase price of $4,900,000. The initial warrant is exercisable for 4,000,000 shares of common stock at an exercise price of $0.50 per share at any time on or before June 5, 2007. The second warrant is exercisable for 6,860,000 shares of common stock at an exercise price of $0.75 per share at any time on or before June 5, 2011. In connection with the sale of shares to Efficacy, we granted Efficacy the right to have one observer attend all meetings of the Board of Directors and all committees thereof subject to certain conditions. We also entered into a Right of First Offer Agreement with Efficacy that provides that we will offer Efficacy a right of first offer with respect to any future sales by us of our capital stock or debt securities.

In November 2005, funds managed by Xmark Opportunity Managers, LLC purchased an aggregate of 1,075,000 shares of Series A Preferred Stock and warrants to purchase an aggregate of 2,150,000 shares of Common Stock for an aggregate purchase price of $2,150,000. The shares of Series A Preferred Stock were converted into 4,300,000 shares of common stock on June 6, 2006. David Cavalier, our Chairman, is a member of Xmark Opportunity Managers, LLC.

McManus & Company, Inc. (“M&C”), which is jointly owned by Mr. Michael McManus and Mr. John McManus, provides us with administrative, accounting and financial consulting services. Pursuant to an agreement with M&C, we pay M&C a monthly consulting payment of $25,000 and Mr. Michael McManus receives an option to purchase up to 90,000 shares of Common Stock on July 10th of each year during the term of the agreement. During fiscal 2006 and 2005, we paid M&C $207,500 and $43,750, respectively, in consulting fees pursuant to services rendered by Mr. Michael McManus under the agreement.

Richard P. Burgoon, Jr., our former Chief Executive Officer, is an investor in funds managed by Xmark Opportunity Managers, LLC and its affiliates (collectively, “Xmark”). In addition, Mr. Burgoon has agreed with Xmark to provide certain consulting services to Xmark with respect to Aeolus while Xmark remains an investor in Aeolus, and, in consideration for those services, Xmark has agreed to pay Mr. Burgoon a percentage of its performance fee from its position in Aeolus as of May 31, 2004.

In September 2005, the Company entered into a grant agreement with NJM, which provides research services for the Company. Pursuant to the agreement, the Company paid NJM an aggregate of $133,000 in four quarterly installments. Dr. Day, one of the Company’s executive officers, is an Associate Professor of Medicine, Immunology, & Pharmaceutical Sciences at NJM and is the principal investigator on the grant. In November 2005, the Company entered into two additional grant agreements with NJM. Pursuant to these agreements, the Company paid NJM an aggregate of $88,000 in fiscal 2006 and will pay $53,000 in fiscal 2007 for research services. Dr. Day is also one of the principal investigators on these grants. The Company also has an exclusive worldwide license from NJM to develop, make, have made, use and sell products using certain technology developed by certain scientists at NJM (the “NJM License”). Under the NJM License, the Company will pay royalties to NJM on net product sales during the term of the NJM License and a milestone payment upon regulatory approval. In addition, Aeolus is obligated under the NJM License to pay all or a portion of patent prosecution, maintenance and defense costs.

Section 16(a) Beneficial Ownership Reporting Compliance

To our knowledge, there were no reports required under Section 16(a) of the Exchange Act that were not timely filed during the fiscal year ended September 30, 2006, except for Form 4s filed by: John McManus, Michael McManus and Elaine Alexander for their October 31, 2005 stock option grant to purchase up to 10,000, 2,000 and 1,250 shares of common stock, respectively, which were each filed eight days late; Richard Burgoon’s exercise of 20,833 options on December 31, 2005, March 31, 2006, July 10, 2006 and September 29, 2006, which were filed 132, 69, 1 and 9 days late, respectively; Xmark Opportunity Partners, LLC in November 2005 to report the purchase of 1,075,000 shares of Series A Preferred Stock and warrants to purchase 2,150,000 shares of Common Stock, which was filed 43 days late; Xmark Opportunity Partners, LLC, for the dividend payment of 15,626 shares and 39,762 shares of Common Stock on January 1, 2006 and April 1, 2006, which have not filed; Xmark Opportunity Partners, LLC, for the conversion of 1,250,000 shares of Series A Preferred Stock into 4,300,000 shares of Common Stock and the related payment of the dividend on the Series A Preferred Stock of 46,654 shares of Common Stock on June 6, 2006, which were filed 26 days late; and Efficacy, to report the purchase of 9,800,000 shares of Common Stock and warrants to purchase 10,860,000 shares of Common stock, which was filed 1 day late.

Deadline for Stockholder Proposals for 2008 Annual Meeting of Stockholders

Stockholders having proposals that they desire to present at the 2008 Annual Meeting of Stockholders of Aeolus (the “2008 Annual Meeting”) should, if they desire that such proposals be included in Aeolus’ proxy statement relating to such meeting, submit such proposals in time to be received by Aeolus not later than October 3, 2007. To be included, all submissions must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act, and the Board of Directors directs the close attention of interested stockholders to that rule. Stockholders having proposals that they desire to present at the 2008 Annual Meeting that are not to be included in the proxy materials for the 2008 Annual Meeting, or stockholders who wish to nominate a director for such meeting, must generally do so not less than 50 days nor more than 75 days prior to the 2008 Annual Meeting. Proposals should be mailed to Michael P. McManus, Corporate Secretary, Aeolus Pharmaceuticals, Inc., 23811 Inverness Place, Laguna Niguel, California 92677.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, brokers with account holders who are Aeolus stockholders will be householding the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Michael P. McManus, Corporate Secretary, Aeolus Pharmaceuticals, Inc., 23811 Inverness Place, Laguna Niguel, California 92677 (telephone: (949) 481-9825). Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

Other Matters

The Board of Directors knows of no other business to be brought before the meeting, but it is intended that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

Appendix A

AEOLUS PHARMACEUTICALS, INC.

Audit Committee Charter

I. PURPOSE

1.
The primary function of the Audit Committee (“Committee”) of Aeolus Pharmaceuticals, Inc. (the “Company”) is to assist the Board of Directors (“Board”) in fulfilling its oversight responsibilities related to corporate accounting, financial reporting practices, quality and integrity of financial reports as well as legal compliance and business ethics matters. It shall be the policy of the Committee to maintain free and open communication between the Board, the independent auditors and the management of the Company.

2.
Although the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company’s policies.

II.	ORGANIZATION

1.
Members - The Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgement as a Committee member. Committee members shall be appointed by the Board, and (after June 13, 2001) the Committee shall be composed of not less than three independent Directors who are financially literate. At least one member of the Committee shall have accounting or related financial management expertise.

2.
Meetings - The Committee should meet on a regular basis and special meetings should be called as circumstances require. The Committee shall meet privately from time to time with representatives of the Company’s independent public accountants and management. Written minutes should be kept for all meetings and the Committee will report to the Board after each Committee meeting.

3.	Charter - The Board and the Committee shall review the adequacy of the Audit Committee Charter on an annual basis.

III.	FUNCTIONS

1.
Independent Accountants - Recommend to the Board annually, the firm to be employed by the Company as its independent accountants. Instruct the independent accountants that they are ultimately responsible to the Board and the Committee. Receive from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Company, to ensure objectivity and independence.

2.
Audit Plans & Results - Review the plans, scope, fees and results for the annual audit with the independent auditors. Meet with management and the independent auditors together and separately to discuss the financial statements and the results of the audit. Inquire of management and the independent auditor if any significant financial reporting issues arose during the current audit and, if so, how they were resolved. Evaluate and recommend to the Board whether or not the annual audited financial statements should be filed with the SEC on Form 10-K. Discuss any significant issues, if any, raised by the independent auditors in their letter of recommendations to management regarding internal control weaknesses and process improvements. Also review the extent of any services and fees outside the audit area performed for the Company by its independent accountants.

3.
Accounting Principles and Disclosures - Review significant developments in accounting rules and recommended changes in the Company’s methods of accounting or financial statements. The Committee also shall review with the independent accountants the quality and acceptability of the application of the Company’s accounting principles to the Company’s financial reporting, including any significant proposed changes in accounting principles and financial statements.

4.
Internal Accounting Controls - Consult with the independent accountants regarding the adequacy of internal accounting controls. Inquire as to the adequacy of the Company’s accounting, financial and auditing personnel resources. As appropriate, consultation with the independent accountants regarding internal controls should be conducted out of management’s presence.

5.
Internal Control Systems - Review with management and the Company’s internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws and regulations. Special presentations may be requested of Company personnel responsible for such areas as legal, human resources, information technology, environmental, risk management, tax compliance and others as considered appropriate.

6.
Interim Financial Statements - Review how management develops and summarizes quarterly financial information. Require the independent auditors review the quarterly financial information to be included in the Company’s Form 10-Q.

In carrying out its responsibilities, the Committee believes that its policies and procedures should remain flexible in order that it can best react to changing conditions and environment and to assure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

Appendix B

AEOLUS PHARMACEUTICALS, INC.
AMENDED AND RESTATED
2004 STOCK OPTION PLAN

1. Purpose.

The purpose of this 2004 Stock Option Plan (the “Plan”) is to provide for AEOLUS PHARMACEUTICALS, INC. (the “Company”) and its shareholders the benefits arising from capital stock ownership by employees (“Employees”), officers (“Officers”) and directors (“Directors”) of, and consultants or advisors (collectively, “Consultants”) to, the Company and the Company’s subsidiary corporations who are expected to contribute to the Company’s future growth and success. Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2. Type of Options and Administration.

(a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be either incentive stock options (“Incentive Stock Options”) meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”) or non-statutory options (“Non-Statutory Stock Options”) which are not intended to meet the requirements of Section 422 of the Code.

(b) Administration. The Plan will be administered by the Board of Directors or a committee (the “Committee”) appointed by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The appointment of the members of and delegation of powers to the Committee shall be consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), or any successor rule (“Rule 16b-3”). The Committee may in its sole discretion grant options to purchase shares of the Company’s Common Stock, $.01 par value per share (“Common Stock”). The Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. Subject to adjustment as provided in Section 16 below, the aggregate number of shares of Common Stock that may be subject to options granted to any person in a calendar year shall not exceed 1,000,000 shares.

(c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply to the Company only during such times as the Common Stock is registered under the Exchange Act, subject to the last sentence of Section 3(b), and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a “Reporting Person”).

3. Eligibility.

(a) General. Options may be granted to persons who are, at the time of grant, Employees, Officers or Directors of, or Consultants to, the Company or any subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Code (“Participants”); provided that Incentive Stock Options may only be granted to individuals who are Employees. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors or the Committee shall so determine.

(b) Grant of Options to Reporting Persons. The selection of a director or an officer who is a Reporting Person (as the terms “director” and “officer” are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the Board of Directors or (ii) by a committee of the Board of Directors that is composed solely of two or more Non-Employee Directors having full authority to act in the matter. For the purposes of the Plan, a director shall be deemed to be a “Non-Employee Director” only if such person is defined as such in Rule 16b-3(b)(3) as interpreted from time to time.

(c) Fair Market Value.“Fair Market Value” of a share of Common Stock as of a specified date for the purposes of the Plan shall mean the closing price of a share of the Common Stock on the principal securities exchange (including the Nasdaq National Market) on the day, or the most recent closing price if no shares were traded on such day, as of which Fair Market Value is being determined, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the closing price for the shares in the over-the-counter market on the day, or the most recent closing price if no shares were traded on such day, as of which Fair Market Value is being determined. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including, in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Board of Directors in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations, as amended from time to time (“CCR Title 10”). In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

4. Stock Subject to Plan.

The stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 16 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is 5,000,000, of which a maximum of 2,000,000 shares may be issued as Incentive Stock Options. If an option granted under the Plan shall expire, terminate or is cancelled for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.

To the extent required by Section 260.140.45 of CCR Title 10, the total number of shares of Common Stock issuable upon exercise of all outstanding options granted under the Plan, together with the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Company, shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of CCR Title 10, based on the shares of Common Stock that are outstanding at the time the calculation is made.

5. Forms of Option Agreements.

As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan or as may be approved by the Committee or the Board of Directors. Such option agreements may differ among recipients.

6. Exercise Price.

(a) General. The exercise price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors or the Committee at the time of grant of such option; provided, however, that in the case of (A) an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value of such stock, at the time of grant of such option, or less than 110% of such Fair Market Value in the case of a 10% Stockholder (as defined in Section 12(b)); or (B) a Non-Statutory Stock Option, the exercise price shall not be less than 85% of the Fair Market Value of such stock at the time of grant of such option, or in the case of a 10% Stockholder, less than (i) 110% of such Fair Market Value or (ii) such lower percentage of the Fair Market Value of such stock as is permitted by Section 260.140.41 of CCR Title 10.

(b) Payment of Exercise Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or by any other means which the Board of Directors in its discretion determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board).

7. Option Period.

Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board of Directors or the Committee and set forth in the applicable option agreement, provided, that such date shall not be later than (10) ten years after the date on which the option is granted.

8. Vesting. The Board of Directors or Committee may provide that the total number of shares of Common Stock subject to an option granted under the Plan shall vest in installments over any given period of time. Criteria for determining the vesting of shares of Common Stock subject to an option may be based solely on the passage of time or on any other criteria, including, without limitation, the performance of the Participant, deemed appropriate by the Board of Directors or Committee. Notwithstanding the foregoing, to the extent required by Section 260.140.41(f) of CCR Title 10: (i) options granted to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the option was granted, subject to reasonable conditions such as continuous service with the Company or a subsidiary thereof (“Continuous Service”); and (ii) options granted to Officers, Directors or Consultants may be made fully exercisable at any time or during any period established by the Board of Directors or Committee, subject to reasonable conditions such as Continuous Service.

9. Exercise of Options.

Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. If an option is not at the time of grant immediately exercisable, the Board of Directors may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.

10. Transferability of Options.

(a) No Incentive Stock Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. An Incentive Stock Option may be exercised during the lifetime of the optionee only by the optionee.

(b) Any Non-Statutory Stock Option shall be transferable by the optionee to members of his or her family, or otherwise by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or as otherwise permitted by Section 260.140.41(d) of CCR Title 10 at the time of the grant of the Non-Statutory Stock Option. For purposes of the Plan, an optionee’s “family members” shall be deemed to consist of his or her spouse, parents, children, grandparents, grandchildren and any trusts created for the benefit of such individuals. A family member to whom an option has been transferred pursuant to this Section 10(b) shall be hereinafter referred to as a “Permitted Transferee”. An option shall be transferred to a Permitted Transferee in accordance with the foregoing provisions by the optionee’s execution of an assignment in writing in such form approved by the Board of Directors or the Committee. The Company shall not be required to recognize the rights of a Permitted Transferee until such time as it receives a copy of the assignment from the optionee. A Non-Statutory Stock Option may be exercised during the lifetime of the optionee only by the optionee.

(c) In the event an optionee dies during his employment by the Company or any of its subsidiaries, or during the three-month period following the date of termination of such employment, his options shall thereafter be exercisable, during the period specified in the option agreement, subject to the provisions of Section 12(d)(ii), by his executors, administrators or Permitted Transferees to the full extent to which such options were exercisable by the optionee at the time of his death during the periods set forth in Section 11 or 12(d).

11. Effect of Termination of Employment or Other Relationship.

Except as provided in Section 12(d) with respect to Incentive Stock Options and except as otherwise determined by the Board or the Committee at the date of grant of an option, and subject to the provisions of the Plan, an optionee or his Permitted Transferee may exercise an option at any time within three (3) months following the termination of the optionee’s employment or other relationship with the Company or within one (1) year if such termination was due to the death or disability of the optionee but, except in the case of the optionee’s death, in no event later than the expiration date of the option. For purposes of this Plan, a change in status from Employee to a Consultant, or from a Consultant to Employee, will not constitute a termination of employment, provided that a change in status from an Employee to Consultant may cause an Incentive Stock Options to become a nonqualified stock option under the Code. If the termination of the optionee’s employment or other relationship with the Company is for cause or is otherwise attributable to a breach by the optionee of an employment, consulting, confidentiality or non-disclosure agreement, the option shall expire immediately upon such termination. The Board of Directors shall have the power to determine what constitutes a termination for cause or a breach of an employment, consulting, confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the optionee.

12. Incentive Stock Options

Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

(a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

(b) 10% Stockholder. If any Employee to whom an option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code) (“10% Stockholder”), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

(i) the purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

(ii) the option exercise period shall not exceed five years from the date of grant.

(c) Dollar Limitation. For so long as the Code shall so provide, options granted to any Employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000. To the extent that the aggregate fair market value (determined at the time an incentive stock option is granted) of Common Stock for which incentive stock options granted to any Employee are exercisable for the first time by such Employee during any calendar year (under all stock option plans of the Company) exceeds $100,000, or such higher value as permitted under Code Section 422 at the time of determination, such Incentive Stock Options will be treated as Non-Statutory Stock Options. The rule of this Section 12(c) shall be applied by taking options in the order in which they were granted.

(d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

(i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an Employee (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a Non-Statutory Stock Option under the Plan;

(ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an Employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

(iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an Employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, “employment” shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

13. Additional Provisions.

(a) Additional Option Provisions. The Board of Directors or the Committee may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation extended exercise periods, restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses, to make, arrange for or guarantee loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

(b) Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 (if applicable).

14. General Restrictions.

(a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option, for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock, including any “lock-up” or other restriction on transferability.

(b) Compliance With Securities Law. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or automated quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors or the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

15. Rights as a Stockholder.

The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

16. Adjustment Provisions for Recapitalizations, Reorganizations and Related Transactions.

(a) Recapitalizations and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under or otherwise referred to in the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 16 if such adjustment (i) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 or (ii) would be considered as the adoption of a new plan requiring stockholder approval.

(b) Reorganization, Merger and Related Transactions. All outstanding options under the Plan shall become fully exercisable for a period of sixty (60) days following the occurrence of any Trigger Event, whether or not such options are then exercisable under the provisions of the applicable agreements relating thereto. For purposes of the Plan, a “Trigger Event” is any one of the following events:

(i) the date on which shares of Common Stock are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Company, any subsidiary, any employee benefit plan of the Company or of any subsidiary or any entity holding shares or other securities of the Company for or pursuant to the terms of such plan), whether or not such offer is approved or opposed by the Company and regardless of the number of shares purchased pursuant to such offer;

(ii) the date the Company acquires knowledge that any person or group deemed a person under Section 13(d)-3 of the Exchange Act (other than the Company, any subsidiary, any employee benefit plan of the Company or of any subsidiary or any entity holding shares of Common Stock or other securities of the Company for or pursuant to the terms of any such plan or any individual or entity or group or affiliate thereof which acquired its beneficial ownership interest prior to the date the Plan was adopted by the Board), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 30% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the Company would be entitled in the election of the Board of Directors were an election held on such date;

(iii) the date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Company, of each new director was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or who were themselves nominated by individuals whose election or nomination for election were approved in accordance with this Section 16(b)(iii); and

(iv) the date of approval by the stockholders of the Company of an agreement (a “reorganization agreement”) providing for:

(A) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such stockholders to more than 50% of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of such corporation would be entitled in the election of directors or where the members of the Board of Directors of the Company, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation; or

(B) the sale or other disposition of all or substantially all the assets of the Company.

(c) Board Authority to Make Adjustments. Any adjustments under this Section 16 will be made by the Board of Directors or the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

17. Merger, Consolidation, Asset Sale, Liquidation, Etc.

(a) General. In the event of any sale, merger, transfer or acquisition of the Company or substantially all of the assets of the Company in which the Company is not the surviving corporation, and provided that after the Company shall have requested the acquiring or succeeding corporation (or an affiliate thereof), that equivalent options shall be substituted and such successor corporation shall have refused or failed to assume all options outstanding under the Plan or issue substantially equivalent options, then any or all outstanding options under the Plan shall accelerate and become exercisable in full immediately prior to such event. The Committee will notify holders of options under the Plan that any such options shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the options will terminate upon expiration of such notice period.

(b) Substitute Options. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become Employees as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

18. No Special Employment Rights.

Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

19. Other Employee Benefits.

Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an Employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such Employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

20. Information Obligation. To the extent required by Section 260.140.46 of CCR Title 10, the Company shall deliver financial statements to Participants at least annually; provided, however, that the obligation to deliver financial statements shall not apply to Employees whose duties with the Company or a subsidiary thereof assure them access to equivalent information.

21. Amendment of the Plan.

(a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if at any time the approval of the stockholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

(b) The modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors or the Committee may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

22. Withholding.

(a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any options or shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 22(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(b) The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the Company if any or all of such shares are disposed of by the optionee within two years from the date the option was granted or within one year from the date the shares were issued to the optionee pursuant to the exercise of the option, and (ii) if required by law, to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company’s federal, state and local employment and withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the Company at the time of such disposition.

(c) Notwithstanding the foregoing, in the case of a Reporting Person whose options have been granted in accordance with the provisions of Section 3(b) herein, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

23. Cancellation and New Grant of Options, Etc.

The Board of Directors or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

24. Effective Date and Duration of the Plan.

(a) Effective Date. The Plan was adopted by the Board of Directors on September 22, 2004 and was approved by the Company’s stockholders on March 8, 2005. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval (as provided in Section 21) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company’s stockholders. If such stockholder approval is not obtained within twelve months of the Board’s adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

(b) Termination. Unless sooner terminated in accordance with Section 17, the Plan shall terminate upon the earlier of (i) September 21, 2014, which is the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

25. Governing Law.

The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

AEOLUS PHARMACEUTICALS, INC.

This Proxy is Solicited by the Board of Directors

PROXY

The undersigned, a stockholder of Aeolus Pharmaceuticals, Inc., a Delaware corporation, hereby constitutes and appoints John L. McManus. and Michael P. McManus, or either of them, attorneys and proxies with full power of substitution to act and vote all shares of the undersigned at the Annual Meeting of Stockholders of Aeolus Pharmaceuticals, Inc. (the “Company”) to be held at the offices of Lowenstein Sandler, PC at 1251 Avenue of the Americas, New York, New York, on Tuesday, March 27, 2007, at 12:00 p.m. (Eastern Time), and any adjournment(s) or postponement(s) thereof. The undersigned hereby directs this proxy to be voted as follows:

(Continued and to be signed on other side)

ANNUAL MEETING OF STOCKHOLDERS OF

AEOLUS PHARMACEUTICALS, INC.

March 27, 2007

Please complete, date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL SEVEN DIRECTORS AND “FOR” PROPOSALS 2, 3 and 4.
PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. [X]

1. The Election of Seven Directors:
2. To ratify the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for fiscal 2007.

3. To approve an amendment of the Company’s 2004 Stock Option Plan, as amended, to increase the number of shares of Common Stock reserved for issuance under the Plan from 2,000,000 shares to 5,000,000 shares.

4. To act upon such other matters as may properly come before the meeting, or any adjournment or postponement thereof.
FOR AGAINST ABSTAIN ☐ ☐ ☐ FOR AGAINST ABSTAIN ☐ ☐ ☐ FOR AGAINST ABSTAIN ☐ ☐ ☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐FOR ALL EXCEPT (See instructions below)	NOMINEES: * David C. Cavalier * John M. Farah, Jr. * Joseph J. Krivulka * Amit Kumar, Ph.D. * Michael E. Lewis, Ph.D. * Chris A. Rallis * Peter D. Suzdak, Ph.D.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the blank next to each nominee you wish to withhold,)

This proxy will be voted as directed above. In the absence of any direction, this proxy will be voted “FOR” the election of the nominees for director in proposals 1 and “FOR” the approval of proposals 2, 3 and 4, with discretion to vote upon such other matters as may be brought before the meeting. Any proxy heretofore given by the undersigned for the meeting is hereby revoked and declared null and void and without any effect whatsoever.

Please mark, sign, date and return this proxy card promptly using the enclosed envelope whether or not you plan to be present at the meeting. If you attend the meeting, you can vote either in person or by proxy.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder  __________________________________________    Date: ________________

Signature of Stockholder  __________________________________________    Date:________________